SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549



                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): OCTOBER 5, 1998


                                   ----------

                         RESORTQUEST INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                   01-14115                62-1750532
(STATE OR OTHER JURISDICTION      (COMMISSION              (IRS EMPLOYER
     OF INCORPORATION)            FILE NUMBER)           IDENTIFICATION NO.)

                               530 OAK COURT DRIVE
                                    SUITE 360
                                MEMPHIS, TN 38117
                                 (901)  762-0600

(ADDRESS,  INCLUDING ZIP CODE,  AND  TELEPHONE  NUMBER,  INCLUDING  AREA CODE OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


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                    ITEM 1. CHANGES IN CONTROL OF REGISTRANT

                                 Not Applicable

                          ITEM 2. ACQUISITION OF ASSETS

     On October 5, 1998, the Company completed the acquisition of all of the outstanding stock of Abbott Realty Services, Inc. and Tops'l Sales Group, Inc. (together, "Abbott Resorts"), property management and realty companies based in Destin, Florida. Under the Stock Purchase Agreement by and among the Company, Abbott Resorts and its shareholders, the Company agreed to pay a total of $33.7 million in shares of Company common stock and cash as well as to assume certain indebtedness of Abbott Resorts. The aggregate consideration paid for Abbott Resorts consisted of $26.7 million in cash, 757,040 shares of Common Stock of the Company (valued at approximately $7.0 million based on the average of the closing prices of the Company's Common Stock for the ten trading days prior to the effective date of the Stock Purchase Agreement) and $6.9 million in debt assumed. The amount of consideration was determined based on arms-length negotiations. The Company utilized funds available under its credit facility with NationsBank, N.A. and First Tennessee Bank, National Association to fund the cash portion of the purchase price. The acquisition will be accounted for as a purchase.

     Abbott Resorts manages approximately 2,400 condominium and home rentals on the Florida Gulf Coast. Abbott Resorts is the largest resort property management company in Florida and has rental properties located in Fort Walton Beach, Destin and South Walton, Florida. Abbott Resorts also operates Tops'l Beach & Racquet Resort, a 55-acre tennis complex rated among the top 50 tennis resorts in the U.S. by TENNIS magazine.

     Revenues for Abbott Resorts for the 12 months ended June 30, 1998 totaled $28.1 million. The Company's pro forma revenue for the 12 months ended June 30, 1998 totaled $87.8 million.

     The primary assets of Abbott Resorts include cash and cash equivalents, trade and other receivables, property and equipment, and deferred income taxes and other taxes. The Company expects to continue to utilize these assets in a manner consistent with that of their historical usage.

     Prior to the acquistion, the capital stock of Abbott Resorts was owned by William W. Abbott, Jr., Stephen J. Abbott, James R. Steiner, Charles H. Van Driver, Sue C. Van Driver and Angus G. Andrews. Upon the closing of the acquisition of Abbott Resorts, William W. Abbott, Jr., Vice Chairman of Abbott Resorts, became a director of the Company. James S. Olin, President of Abbott Resorts, will remain as president of Abbott Resorts.

     The foregoing descriptions are qualified in all respects by reference to the full text of the acquisition agreement which is included as an exhibit to this report.

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                       ITEM 3. BANKRUPTCY OR RECEIVERSHIP

                                 Not Applicable

             ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

                                 Not Applicable

                              ITEM 5. OTHER EVENTS

                                 Not Applicable

                  ITEM 6. RESIGNATION OF REGISTRANT'S DIRECTORS

                                 Not Applicable

                    ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


     A.   Financial Statements of Business Acquired.

          Audited Financial Statements of Abbott Resorts for the year ended July 31, 1998, as previously filed by the Company on October 16, 1998 as pages F-33 through F-43 of Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-10623) and incorporated herein by reference.

     B.   Pro Forma Financial Information.

          Unaudited Pro Forma Consolidated Financial Statements and Notes (which include the acquisition of Abbott Resorts), as previously filed by the Company on October 16, 1998 as pages F-3 through F-14 of Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-10623) and incorporated herein by reference.

     C.   Exhibits.

          Stock Purchase Agreement, effective as of September 30, 1998, among ResortQuest International, Inc., Abbott Realty Services, Inc., Tops'l Sales Group, Inc., William W. Abbott, Jr., Stephen J. Abbott, James R. Steiner, Charles H. Van Driver, Sue C. Van Driver and Angus G. Andrews, as previously filed as Exhibit 2.15 to the Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-10623).

                        ITEM 8. CHANGE IN FINANCIAL YEAR

                                 Not Applicable

           ITEM 9. SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

                                 Not Applicable

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RESORTQUEST INTERNATIONAL, INC.



Dated: October 20, 1998                By:    /s/ Jeffery M. Jarvis
                                          ----------------------------
                                       Name:  Jeffery M. Jarvis
                                       Title: Senior Vice President & Chief
                                              Financial Officer

                                  EXHIBIT INDEX

          1. Stock Purchase Agreement, effective as of September 30, 1998, by and among ResortQuest International, Inc., Abbott Realty Services, Inc., Tops'l Sales Group, Inc., William W. Abbott, Jr., Stephen J. Abbott, James R. Steiner, Charles H. Van Driver, Sue
               C. Van  Driver  and  Angus G.  Andrews,  as  previously  filed as
               Exhibit 2.15 to the Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-10623).

          2. Audited Financial Statements of Abbott Resorts for the year ended July 31, 1998, as previously filed by the Company on October 16, 1998 as pages F-33 through F-43 of Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-10623).

          3. Unaudited Pro Forma Consolidated Financial Statements and Notes (which include the acquisition of Abbott Resorts), as previously filed by the Company on October 16, 1998 as pages F-3 through F-14 of Post-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1 (File No. 333-56703).


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